UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

SITO Mobile, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Marcelle S. Balcombe, Esq. Sichenzia Ross Ference Kesner LLP 61 Broadway, 32nd Floor New York, NY 10006 (212) 930-9700	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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SITO Mobile, Ltd., a Delaware corporation (“SITO”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with SITO’s solicitation of consent revocations from its stockholders in response to the solicitation of consents from SITO’s stockholders (the “Consent Solicitation”) by Stephen D. Baksa, Thomas Candelaria and the other participants in the Consent Solicitation to, among other things, remove and replace all of the current members of SITO’s Board of Directors other than Brent D. Rosenthal who previously collaborated with Mr. Baksa on an activist campaign at another public company. On April 19, 2017, SITO filed a preliminary consent revocation solicitation statement with the SEC in connection with its solicitation of consent revocations.

Record Date for Consent Solicitation

On April 12, 2017, Mr. Baksa delivered to SITO a purported record date request letter purporting to request that the SITO Board of Directors (the “SITO Board”) fix a record date for determining the SITO stockholders entitled to execute consents relating to the proposals set forth in the preliminary consent solicitation statement filed with the SEC on April 12, 2017 by Messrs. Baksa and Candelaria and the other participants in the Consent Solicitation. On April 21, 2017, the Executive Committee of the SITO Board, acting pursuant to a delegation of authority by the SITO Board, designated the close of business on Monday, May 1, 2017, as the record date for the determination of the stockholders of record of outstanding shares of SITO’s common stock, par value $0.001 per share, that are entitled to execute, withhold or revoke consents with respect to the solicitation of written stockholder consents by Messrs. Baksa and Candelaria and the other participants in the Consent Solicitation and SITO’s solicitation of consent revocations relating thereto.

Important Additional Information And Where To Find It

SITO Mobile, Ltd. (“SITO”), its directors and certain of its executive officers are deemed to be participants in a solicitation of consent revocations from SITO’s stockholders in connection with a pending consent solicitation by a stockholder seeking consents (the “Consent Solicitation”). Information regarding the names of SITO’s directors and executive officers and their respective interests in SITO by security holdings or otherwise can be found in SITO’s preliminary consent revocation solicitation statement relating to the Consent Solicitation, filed with the Securities and Exchange Commission (“SEC”) on April 19, 2017. To the extent holdings of SITO’s securities have changed since the amounts set forth in SITO’s preliminary consent revocation solicitation statement relating to the Consent Solicitation, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

SITO intends to file a definitive consent revocation statement (the “Consent Revocation Solicitation Statement”) and accompanying WHITE consent revocation card with the SEC in connection with the Consent Solicitation. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT REVOCATION SOLICITATION STATEMENT AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD AND OTHER DOCUMENTS FILED BY SITO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Consent Revocation Solicitation Statement, any amendments or supplements to the Consent Revocation Solicitation Statement, the accompanying WHITE consent revocation card, and other documents filed by SITO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of SITO’s corporate website at www.sitomobile.com, by writing to SITO’s Corporate Secretary at SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or by calling SITO at (201) 275-0555.